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                                                                      EXHIBIT 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements pertaining to the Summagraphics Corporation 1987 Stock Plan (Form S-8 No. 33-19583 and No. 333-34007), 1988 Employee Stock Purchase Plan (Form S-8 No. 33-25348), 1998 Non-Employee Director Stock Option Plan (Form S-8 No. 33-26415), and CalComp Technology, Inc. 1996 Stock Option Plan for Key Employees (Form S-8 No. 333-19533) of our report dated April 8, 1999, with respect to the consolidated financial statements of CalComp Technology, Inc. included in the Annual Report (Form 10-K) for the year ended December 27, 1998.



Orange County, California
April 8, 1999